UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 15, 2016

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275	77079
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Penn Virginia Corporation (the “Company”) is filing its unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) for the fiscal year ended December 31, 2015 and the nine months ended September 30, 2016, as set forth in Exhibit 99.1 to this report and presented in accordance with Article 11 of Regulation S-X. The Pro Forma Financial Information is derived from the Company’s audited consolidated financial statements for the year ended December 31, 2015 (with respect to the fiscal year ended December 31, 2015) and the Company’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2016 (with respect to the period from January 1, 2016 to September 12, 2016), and gives effect to (i) the consummation of the Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and its Debtor Affiliates, as confirmed by the United States Bankruptcy Court for the Eastern District of Virginia on August 11, 2016, and (ii) the Company’s adoption of fresh start accounting in accordance with accounting principles generally accepted in the United States of America with respect to entities that have emerged from bankruptcy proceedings, as if such consummation and adoption had occurred on January 1, 2015. Exhibit 99.1 is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information for Penn Virginia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2016	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information for Penn Virginia Corporation.